Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Melinda A. Janik

Chief Financial Officer

Tel: +1-585-598-0031

Mark Maring

Investor Relations

Tel: +1-585-598-6874

GateHouse Media Announces Preliminary Financial Results

for Fourth Quarter and Full Year 2012

FAIRPORT, N.Y. February 11, 2013 - GateHouse Media, Inc. (the “Company” or “GateHouse Media”) (OTC Pink Sheets: GHSE), a leading multi-media company providing news and information to local communities, today reported preliminary unaudited financial results for the fourth quarter and full year ended December 30, 2012. GateHouse Media has not finalized its financial closing process or the audit of its consolidated financial statements for the year ended December 30, 2012, and may identify items that would require adjustments to these preliminary financial results. GateHouse Media expects to release final results on March 7, 2013, after market hours.

For the fourth quarter, GateHouse Media expects total revenues of approximately $125.6 million, GAAP operating income of approximately $9.5 million to $10.5 million and As Adjusted EBITDA of approximately $22.3 million to $23.3 million. On a same store basis, adjusting for an extra week in the fourth quarter of 2011 and the sale of a group of weekly publications in Chicago on October 1, 2012, total revenue is expected to decline 6.1% in the fourth quarter of 2012.

For the full year, GateHouse Media expects total revenues of approximately $491.0 million, GAAP operating income of approximately $28.0 million to $29.0 million and As Adjusted EBITDA of approximately $80.0 million to $81.0 million. On a same store basis, adjusting for an extra week in the fourth quarter of 2011 and the sale of a group of weekly publications in Chicago on October, 1, 2012, total revenue is expected to decline 4.2% for the full year.

The same store fourth quarter results are expected to be driven by strong digital revenue growth of 22.4% offset by declines in print advertising. Total advertising revenue in the fourth quarter is expected to decline 9.1% on a same store basis as growth in digital advertising should be more than offset by an expected 11.4% decline in total print advertising. The print declines are expected to be primarily from local and classified advertising, down 8.2% and 16.7%, respectively. Circulation revenue is expected to be relatively flat compared to the prior year as price increases offset volume declines.

The expected revenue declines in the fourth quarter were slightly worse than recent quarterly reports and there were several factors that influenced the quarter that the Company believes are primarily temporary in nature. First, new Massachusetts legislation has altered and slowed the foreclosure process leading to large delays in the timing of foreclosure revenues, which has negatively impacted classified revenues. Second, a soft economic climate for small businesses in the quarter combined with uncertainty surrounding the fiscal cliff caused local small businesses to pull back on advertising spend, particularly in mid to late December. Finally, the Company continued to invest in opportunistic top line growth opportunities, including digital service offerings and audience extension products. These investments resulted in operating expense increases, particularly for sales force hiring and training. The Company believes it will be better positioned to capture future top line growth as a result of these investments and opportunities.

About GateHouse Media, Inc.

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by its 78 daily publications. GateHouse Media currently serves local audiences of approximately 10 million per week across 21 states through hundreds of community publications and local websites. GateHouse Media is traded in the over-the-counter market under the symbol “GHSE.”

For more information regarding GateHouse Media and to be added to our email distribution list, please visit www.gatehousemedia.com.

Non-GAAP Financial Measures

A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measure. GateHouse Media defines and uses Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues, and Levered Free Cash Flow, non-GAAP financial measures, as set forth below. The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are not measures of financial performance under GAAP and are susceptible to varying calculations, these non-GAAP measures, as presented in this press release, may differ from and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow

The Company defines Adjusted EBITDA as income (loss) from continuing operations before interest, income tax expense (benefit), depreciation and amortization and other non-recurring or non-cash items. The Company defines As Adjusted EBITDA as Adjusted EBITDA before other non-cash items such as non-cash compensation, non-recurring integration and reorganization costs and Adjusted EBITDA from non-wholly owned subsidiaries. The Company defines As Adjusted Revenues as total revenues plus revenues of discontinued operations less revenues from non-wholly owned subsidiaries. The Company defines Levered Free Cash Flow as As Adjusted EBITDA less capital expenditures, cash taxes and interest expense, excluding non-wholly owned subsidiaries.

Management’s Use of Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are not measurements of financial performance under GAAP and should not be considered in isolation or as alternatives to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. GateHouse Media’s management believes these non-GAAP measures, as defined above, are useful to investors for the following reasons:

•	Evaluating performance and identifying trends in day-to-day performance because the items excluded have little or no significance on its day-to-day operations;

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Providing assessments of controllable expenses that afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance; and

•	Indicators for management to determine if adjustments to current spending decisions are needed.

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow provide GateHouse Media with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation and interest expense associated with its capital structure. These metrics measure GateHouse Media’s financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are some of the metrics used by senior management and the Board of Directors to review the financial performance of the business on a monthly basis. In addition, GateHouse Media’s management utilizes these metrics to evaluate the Company’s performance, along with other criteria, to determine the funds available for paying the quarterly dividend.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to progress made by the Company in its integration efforts, growth in revenues and cash flow, on-line revenues, expense reduction efforts and potential acquisition and sale opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the condition of the economy and the credit markets generally, the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, the Company’s ability to maintain debt covenants, the Company’s ability to successfully grow digital revenues and audience and consumer revenues, the Company’s ability to successfully stabilize print revenues, the ability of the Company to successfully identify and develop new business ventures, the Company’s ability to close on a timely basis upon announced or contemplated transactions, unexpected liabilities arising from any transaction or that the Company will not receive the expected benefits from the transaction, the Company’s ability to generate sufficient cash flow to cover required interest and long-term obligations, the effect of the Company’s indebtedness and long-term obligations on its liquidity, the Company’s ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting the Company’s revenues and operating results, any declines in circulation, the Company’s ability to obtain additional capital on terms acceptable to it, the Company’s ability to compete effectively in the local media industry, the Company’s success or failure in pursuing its digital business and related initiatives and strategic realignments and undertakings, increases in health costs, the Company’s vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, a portion of the Company’s workforce being unionized, departure of key officers, increases in market interest rates, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in the Company’s SEC reports, including but not limited to its most recent Annual Report on Form 10-K filed with the SEC under Commission File Number 001-33091. When considering forward- looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are also cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this press release. The factors discussed above and the other factors noted in the Company’s SEC filings could cause actual results to differ significantly from those contained in any forward-looking statement. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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